UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 6, 2014

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 9 are not applicable and are therefore omitted.

ITEM 5.07	Submission of Matters to a Vote of Security Holders

Urologix, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”) on November 6, 2014 at the Sheraton Minneapolis West, 12201 Ridgedale Drive, Minnetonka, Minnesota, beginning at 4:00 p.m., local time. Of the 21,665,906 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, 18,381,708 shares were present either in person or by proxy. The final results of voting for each matter submitted to a vote of shareholders at the Annual Meeting are set forth below.

Proposal 1.  To elect two (2) directors to hold office for a term of three years each, or until their successors are duly elected and shall have qualified.

Nominee	For	Withhold	Broker Non-Vote
Sidney W. Emery, Jr.	8,456,279	83,265	9,842,164

Patrick D. Spangler	8,456,279	83,265	9,842,164

Proposal 2.  Advisory vote to approve named executive officer compensation.

For	Against	Abstain	Broker Non-Vote
8,163,549	195,215	180,780	9,842,164

Proposal 3.  To ratify and approve the appointment of Baker Tilly Virchow Krause LLP as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2015.

For	Against	Abstain
18,090,917	275,513	15,278

As a result, Sidney W. Emery, Jr. and Patrick D. Spangler were elected as directors to serve for a term of three years or until their respective successor has been elected and shall qualify. Shareholders approved, on an advisory basis, named executive officer compensation. Further, the appointment of Baker Tilly Virchow Krause LLP was ratified and approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Gregory J. Fluet
Gregory J. Fluet Chief Executive Officer

Date:  November 10, 2014